Voiced Media, Inc.

The company is on a mission to build the tools to unlock freedom for all of humanity. VOICED Media is a tech company that operates freedom of expression and discovery marketplace platforms.


VOICED
EVERY VOICE MATTERS
Post a Status
What's on your mind...
Engaging in open and thoughtful discussions about our shared values and concerns is crucial for a healthy democracy
VOICED MARKET
Make better purchases.
Shop small businesses, freelancers, entrepreneurs, and brands you love from your community and around the globe.
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Featured Listings
Wall Street Insanity
15 Ways To Save Money For A House
When You Should And Shouldn't Use A Credit Card
14 Ways To Save Money On Gas You May Not Have Thought Of
These Are the Best And Worst States For Remote Work
How To Save Money On Groceries: 19 Budget-Saving Solutions

Invest

$99 minimum investment

DEADLINE: April 30, 2025

in a month

SHARE PRICE
$2.25

TOTAL RAISED ON NETCAPITAL
$0

TOTAL RAISED THIS ROUND
$0

VALUATION THIS ROUND
$22,500,002

Reg CF offering provided by Netcapital Funding Portal Inc.

EARLY BIRD DISCOUNT

Investors who participate in the offering on or before April 15, 2025 at 9:00am EST will receive a 10% early bird discount and be able to invest at a purchase price of $2.25 per share; and investors who participate in the offering after April 15, 2025 at 9:00am EST will invest at a purchase price of $2.50 per share, which equates to a $25,000,000 pre-money valuation.

WHO WE ARE

Invest In VOICED Media - The Company On A Mission To Build The Tools To Unlock Freedom For All Of Humanity.

VOICED®

The platform for freedom of expression.

VOICED MARKET®

An online retail + financial discovery marketplace.

WALL STREET INSANITY

A personal finance + business publication / content hub.


9:41
VOICED
EVERY VOICE MATTERS
Society
Mind & Body
Humor
Him & Her
Post a Status
What's on your mind...
Your Status Update
Published Mar. 10
Engaging in open and thoughtful discussions about our shared values and concerns is crucial for a healthy democracy
Marilyn Gouse
Published Mar. 8
UnlockYour Full Potential: The Science Behind Optimizing Your Workout Rout...
Read More
Cristofer Siphron
Published Mar. 6
Home
Newsfeed
Showcase
Settings


VOICED MARKET®
Make better purchases.
Shop small businesses, freelancers, entrepreneurs, and brands you love from your community and around the globe.
Money Marketplace
Food + Drink
Entertainment
Business
Beauty + Spas
Travel + Things to do
Shop All Categories
Featured Listings
Free
1 Year Meal Plans & Workouts from Fitte...


Wall Street Insanity
Making Money Less Insane
15 Ways To Save Money For A House
When You Should And Shouldn't Use A Credit Card
14 Ways To Save Money On Gas You May Not Have Thought Of
These Are the Best And Worst States For Remote Work
How To Save Money On Groceries: 19 Budget-Saving Solutions

VOICED Media is a tech company that operates freedom of expression and discovery marketplace platforms.

VOICED®
EVERY VOICE MATTERS®

VOICED MARKET®
Better purchases matter®

WALL STREET INSANITY
MAKING MONEY LESS INSANE

Where We Are Now

$1,300,436
Revenue For 2024

134,000+
Monthly Average Visits
*Monthly average visits for 2024 (1/1/24-12/31/24)

150+
Advertisers

6,000+
Registered Users

50,000+
Social Media Followers

20,000+
Email Newsletter Contacts

Where We Want To Go: Connecting The World

Our Story & Opportunity

Giving Every Voice & Idea A Platform To Thrive

We're giving every person on this planet a voice through **VOICED**



9:41
VOICED
EVERY VOICE MATTERS
Society
Mind & Body
Humor
Him & Her
Post a Status
What's on your mind...
Your Status Update
Published Mar. 10
Engaging in open and thoughtful discussions about our shared values and concerns is crucial for a healthy democracy
25
3
1
Marilyn Gouse
Published Mar. 8
UnlockYour Full Potential: The Science Behind Optimizing Your Workout Rout...
Embarking on a fitness journey is a transformative experience that goes beyond physical appearance—it's abou...
Read More
25
3
1
Cristofer Siphror
Published Mar. 6
Home
Newsfeed
Showcase
Settings



9:41
Create Story
Here's Why I Think We Have Nutrition All Wrong
In today's world, the landscape of nutrition is more confusing than ever. With countless diets, conflicting advice, and a...
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Create stories to connect with your audience

We're helping every idea thrive through VOICED MARKET


VOICED MARKET®
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See all photos
Burgers, Burgers, Burgers
Follow 900k
4.1 Stars · 12 Reviews
Share
About this business
Welcome to Burger Burger Burgers, where our passion for burgers knows no bounds! Nestled in the heart of the vibrant city, we've taken burger indulgence to a whole new level ...
Read more
Latest Added
burgersburgersburgers.com
Hours
Mon 11:00 AM - 8:00 PM
Tue 11:00 AM - 8:00 PM
Wed 11:00 AM - 8:00 PM
Thu 11:00 AM - 8:00 PM
Fri 11:00 AM - 8:00 PM
Sat 11:00 AM - 8:00 PM
Sun 11:00 AM - 8:00 PM


Make better purchases.
Shop small businesses, freelancers, entrepreneurs, and brands you love from your community and around the globe.
Money Marketplace
Food + Drink
Entertainment
Business
Beauty + Spas
Travel + Things to do
Shop All Categories


9:41
VOICED MARKET®
Better purchases matter
3
See all photos
Burgers, Burgers, Burgers
Follow 900k
4.1 Stars
12 Reviews


Featured Listings
94% Off
Free
Custom Canvas Prin...
$150 Bank Accou
Signup Bonus
$1.99
Share
Website
Phone
Message business
About this business
Welcome to Burger Burger Burgers, where our passion for burgers knows no bounds! Nestled in the heart of the vibrant city, we've taken ...
Read more
Merchants in various verticals
Personalized shop page

The Problem & Solution

To Unlock freedom we must unlock real free speech.

VOICED is building the tools for people to freely express themselves. VOICED has no bias. No echo chamber. Built for real conversation, for real people.

The 3 B's are plaguing society:

Bias Bots BS


9:41
VOICED®
EVERY VOICE MATTERS®
Your status has been published
Chris Vaughn
Published Mar. 10
Engaging in open and thoughtful discussions about our shared values and concerns is crucial for a healthy democracy
25
3
1


9:41
VOICED®
EVERY VOICE MATTERS®
Society
Politics
Health
Love
Your story has been published
Marilyn Gouse
Published Mar. 8
UnlockYour Full Potential: The Science Behind Optimizing Your Workout Rout...
Embarking on a fitness journey is a transformative experience that goes beyond physical appearance--it's abou...
Read More

Free Speech Must Be REAL

Less Bots. Less BS.

To Unlock freedom we must unlock real free speech:

*Our Future Roadmap Includes More Ways To Unlock Less Bots And Less Bs.

Activation process to help reduce spam, bots, and trolls.



9:41
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9:41
Activation
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VOICED
Activated Account
Cheyenne Stanton
Los Angeles, CA
1,005
Followers
54
Following
$15 Activation Fee
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(stories, statuses, comments + more!)
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9:41
My Profile
Activated Account
Cheyenne Stanton
@cheyennestanton1978
Los Angeles, CA
1,005
Followers
54
Following
Follow
Bio
Hey there! I'm Cheyenne, a wanderlust-filled adventurer, passionate foodie, and avid music enthusiast based in the vibrant city of Los Angeles, CA. I love exploring new places, trying out different cuisines, and immersing myself in live music. When I'm not traveling or at a concert, you can find me experimenting in the kitchen, capturing life's beautiful moments through my camera lens, or enjoying the great outdoors. Join me as I share my journey of life, travel, and tasty discoveries. 🌍🍕🎶
Recent Posts
Recent Activity
Your Status Update
Published Mar. 10

To unlock freedom for all, our platforms and the users they empower should be as economically free as possible.


9:41
VOICED MARKET
Merchant Portal
Listing Stats
All Listings
All Time
17k
Listing Views
500
Clicks
14
Messages
31
Reviews
Listing Views
15k
10k
5k
0


9:41
Merchant Portal
My Shop
voicedmarket.com/burgerburgersburgers
Respond to comments and preview your shop page
See all photos
Burgers, Burgers, Burgers
Follow 900k
4.1 Stars
12 Reviews
Share
Website
Phone
Message business
About this business


Join Now!
Join VOICED Market as a merchant to help drive growth and take your business to the next level.
Business Name
Business Address
Business Phone Number
Website URL (optional)
First Name
Last Name
Business Email
Business Category
Click "Create Account" to agree to VOICED Market's Merchant Terms of Service and acknowledge that VOICED Market's Privacy Policy applies to you.
Create Merchant Account

The VOICED MARKET Opportunity

33.1m[1]

Small businesses in United States

359m[2]

Companies worldwide in 2023

5.5m[3]

Record breaking new business applications filed in 2023

99.9%[4]

Percentage of American businesses that are small businesses

The Ecosystem

VOICED & VOICED MARKET Are A Powerful Ecosystem Of Tools To Free Humanity

VOICED Newsfeed

VOICED Story


9:41
VOICED
EVERY VOICE MATTERS
Cryptocurrency
Mind & Body
Show more topics
Post a Status
What's on your mind...
From VOICEDMARKET
Helvetica
Up To 94% Off Custom Canvas Prin...
$35.00 $1.99
$150 Bank Account Signup Bonus
Your Status Update
Published Mar. 10
Check out the hike I went on today!
Home
Newsfeed
Showcase
Settings


these digital tools into empowering
companions on the journey to health and
wellness.
3.5k
3.5k
5
Cheyenne Stanton
Los Angeles, CA
Follow
Comment....
Show all comments
From
VOICEDMARKET
Free
14-Day Free Trial Of Meal Plans
$2.99
Free
Free
8 Free Healthy Meal Kits
$80.00
Free

VOICED Market products on VOICED

VOICED MARKET shopping on stories

Building A Financial Powerhouse

Our deep roots in finance help to give more people options and tools to make financial decisions, furthering our mission to help free humanity.

VOICED Media has advertising agreements with more than 100 financial and business brands.

Our Wall Street Insanity publication:



9:41
Wall Street Insanity
Making Money Less Insane
15 Ways To Save Money For A House
When You Should And Shouldn't Use A Credit C
14 Ways To Save Money
Gas You May Not Have Thought Of
These Are the Best And
States For Remote Work
How To Save Money On



Wall Street Insanity
Make Money
Loans
Mortgages
Banking
Debt
Credit
Business Loans

And on the VOICED platforms:

- Banks
- Insurance
- Mortgage Lenders


9:41
VOICEDMARKET®
Better purchases matter®
Search VOICED Market
Money Marketplace
The VOICED Market money marketplace is on a mission to empower people around the globe to financial freedom.
Personal loans
Homeowners Insurance
Saving Accounts
Life Insurance
Mortgage Refinance
Auto Insurance
My Money Offers
Business Insurance


9:41
VOICED
EVERY VOICE MATTERS
Cryptocurrency
Mind & Body
Show more topics
Post a Status
What's on your mind...
From VOICEDMARKET
Compare Auto Insurance Rates In...
Free
$150 Bank Account Signup Bonus
Jaxson Kenter
Published Mar. 10
Let's Move! Campaign
"Let's Move!" partnered with schools, communities, and various organizations to create a supportive environment for...
Read More
Home
Newsfeed
Showcase
Settings

MEET THE TEAM



Jason Jadidian

Founder, and CEO

Jason Jadidian is the Founder, Chairman, and CEO of Voiced Media, Inc. In this role, Jason Jadidian is responsible for leading the organization's strategic direction. Managing day-to-day operations, including but not limited to, overseeing product development and design, building business relationships, and marketing.



Djordje Kuzmanovic*

Lead Frontend Engineer

Djordje Kuzmanovic is the Lead Frontend Engineer at VOICED Media. Djordje Kuzmanovic is a frontend architect specializing in React.js with full-stack developer capabilities. With experience in building and scaling modern web applications, Djordje is skilled in creating robust, user-friendly solutions. Combining technical knowledge with a strategic mindset, Djordje focuses on designing and implementing scalable, high-performance frontend architectures.



Igor Miazek*

Senior Full-Stack Engineer & DevOps

Igor Miazek is a senior full-stack engineer with expertise in software architecture, team leadership, and DevOps. With a deep technical background in building and scaling complex applications, he has skills across front-end and back-end development. Igor is adept at guiding teams through the entire software lifecycle, from architectural planning and design to deployment and optimization, and is skilled in integrating DevOps practices to streamline processes. His experience spans leading development teams and architecting robust, scalable solutions, showcasing a comprehensive approach to delivering efficient, high-quality software systems.



Aleksander Walkowski*

Senior Backend Engineer

Aleksander Walkowski is a senior backend engineer at VOICED Media. He specializes in building efficient and scalable systems and works mainly with Python using frameworks like Django, FastAPI, and Flask. Outside of work, he's a tech and gym enthusiast.

**Independent contractors*

SOURCES

*The monthly average number of visitors was calculated by adding up total users as reported by Google Analytics across VOICED Media properties for year 2024 and dividing by 12.

1. U.S. Small Business Administration Office of Advocacy
2. Statista
3. U.S. Chamber of Commerce
4. U.S. Small Business Administration Office of Advocacy

DISCLAIMER

Images include fictitious names and content created for demonstration purposes only. Some images displayed are not yet live, and could potentially change.

USE OF PROCEEDS

If the offering's maximum amount of $1,234,998 is raised:

Use	Value	% of Proceeds
Legal Fees	$7,000	0.6%
Marketing & Sales	$370,499	30.0%
Research & Development (Inc. Payroll & Contractors)	$617,499	50.0%
General & Administrative	$179,486	14.5%
Intermediary fees	$60,515	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Voiced Media, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of April 30, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,548,889 shares
× $2.25 per share

$23,735,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook

UPDATES

Mar 28, 2025 • Primary offering of 548,888 shares at $2.25

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